UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2014

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2014, Gaming Partners International Corporation (the "Company") completed its acquisition of substantially all of the net assets (the "Acquisition") of GemGroup Inc. and its subsidiaries ("GemGroup") for $19.75 million using a combination of cash and bank financing. As previously disclosed, the Company acquired only the gaming assets of GemGroup. The Company borrowed $10.0 million under a demand line of credit with HSBC Bank USA, National Association (the "Line of Credit"), the net proceeds of which were used toward the payment of the purchase price for the Acquisition. A portion of the purchase price was escrowed to secure GemGroup's indemnification obligations under the Asset Purchase Agreement, dated July 1, 2014 (the "Purchase Agreement"), among the Company and GemGroup and its subsidiaries and shareholders. GemGroup is a privately-held manufacturer of casino currency, cards and table layouts primarily sold under the Gemaco brand. No material relationship exists, other than in respect of the Purchase Agreement between GemGroup and the Company or any of the Company's affiliates, directors or officers.

The foregoing summaries of the Purchase Agreement and the Line of Credit do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Line of Credit, respectively.

The Company announced this transaction in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 above is incorporated hereby reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

Any financial statements required by this Item 9.01(a) will be filed as an amendment to this Current Report on Form 8-K no later than September 16, 2014.

(b)	Pro forma financial information

Any pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K no later than September 16, 2014.

(d) Exhibits.

2.1	Binding letter of intent, dated March 13, 2014, between Gaming Partners International Corporation and GemGroup, Inc. (incorporated by reference to Exhibit 10.0 to the Company's Quarterly Report on Form 10-Q filed May 13, 2014; Asset Purchase Agreement, dated July 1, 2014, among Gaming Partners International Corporation and GemGroup Inc., Gemaco Inc, GemAsia LLC, GemTechc LLC, the shareholders of GemGroup Inc., and Danny R. Carpenter, as Agent. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

10.1	Demand line of credit agreement, dated June 26, 2014, between Gaming Partners International USA, Inc. and HSBC Bank USA, National Association; Demand Note, dated June 26, 2014, by Gaming Partners International USA, Inc. payable to the order of HSBC Bank USA, National Association; Security Agreement, dated June 26, 2014, between Gaming Partners International USA, Inc. and HSBC Bank USA, National Association; and Unlimited Guaranty, dated June 26, by Gaming Partners International Corporation for the benefit of HSBC Bank USA, National Association.]

99.1	Press release dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gaming Partners International Corporation

Date: July 7, 2014
	By:	/s/ Michael D. Mann
Michael D. Mann
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Binding letter of intent, dated March 13, 2014, between Gaming Partners International Corporation and GemGroup, Inc. (incorporated by reference to Exhibit 10.0 to the Company's Quarterly Report on Form 10-Q filed May 13, 2014; Asset Purchase Agreement, dated July 1, 2014, among Gaming Partners International Corporation and GemGroup Inc., Gemaco Inc, GemAsia LLC, GemTechc LLC, the shareholders of GemGroup Inc., and Danny R. Carpenter, as Agent. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Exhibit 10.1	Demand line of credit agreement, dated June 26, 2014, between Gaming Partners International USA, Inc. and HSBC Bank USA, National Association; Demand Note, dated June 26, 2014, by Gaming Partners International USA, Inc. payable to the order of HSBC Bank USA, National Association; Security Agreement, dated June 26, 2014, between Gaming Partners International USA, Inc. and HSBC Bank USA, National Association; and Unlimited Guaranty, dated June 26, by Gaming Partners International Corporation for the benefit of HSBC Bank USA, National Association.

Exhibit 99.1	Press release dated July 1, 2014.